Exhibit 99.1

QUEST SOFTWARE ANNOUNCES INTENTION TO REPURCHASE

UP TO $400 MILLION OF ITS COMMON STOCK

ALISO VIEJO, Calif., Oct. 8, 2008 — Quest Software, Inc. (NASDAQ: QSFT) today announced that its board of directors has authorized a modified “Dutch auction” tender offer to repurchase between $135 million and $400 million of its common stock at a price per share expected to be not less than $13.25 and not greater than $15.50. Based on the midpoint of the price range, this would represent between 9% and 26% of the shares of Quest common stock currently issued and outstanding. The company anticipates obtaining debt financing in an aggregate principal amount of up to $300 million to provide financing for a portion of the repurchase. If Quest is unable to secure such financing on acceptable terms, Quest still expects to proceed with the tender offer or to commence an open-market repurchase program, but the repurchase would be funded from cash on-hand, subject to applicable California corporate law limitations, and the aggregate size of the repurchase would likely be at the low end of the range stated above. In light of the recent extreme volatility of trading in the company’s common stock and because the size of the prospective tender offer has yet to be determined, the company’s board of directors will decide the actual price range for the tender offer when such offer is commenced based on all of the circumstances at that time. Quest intends to commence the tender offer or other repurchase program and to announce the final number of shares, the timing and other details of the offer or other program later this month.

The modified “Dutch auction” would allow Quest’s shareholders to tender some or all of their shares at a price within the specified range. Based on the number of shares tendered and the prices specified by the tendering shareholders, Quest will determine the lowest price per share within the range that will enable it to purchase the total number of shares subject to the offer, or such lesser aggregate amount of its common stock that is properly tendered. All shares accepted in the tender offer will be purchased at the same price per share even if a shareholder tendered at a lower price. Vinny Smith, executive chairman of Quest, intends to tender three million shares in the tender offer, which constitutes approximately 9% of the shares beneficially owned by him. We cannot yet determine the extent to which our other directors and executive officers may participate in the tender offer.

With the assistance of the company’s executive management and outside advisors, Quest’s board of directors has evaluated the company’s operations, strategy and expectations and has determined that repurchasing a portion of Quest’s shares of common stock is a prudent use of the company’s financial resources. Quest believes that its current stock price levels do not reflect the current performance or long-term growth prospects of its business. Accordingly, Quest believes that an investment in its own stock at the range of offered prices represents an attractive strategic transaction.

The tender offer, when commenced, will be subject to a number of terms and conditions, including any applicable corporate and regulatory requirements and, in the event of a leveraged tender offer, the receipt of financing described above, all of which terms and conditions will be specified in an offer to purchase to be filed with the Securities and Exchange Commission on the date the offer is commenced.

Conference Call Information

Quest Software will host a conference call today, Wednesday, October 8, 2008, at 2:00 p.m. Pacific Time, to discuss the planned stock repurchase and changes in executive management (see related release issued today). Participants should dial (866) 316-1372 (from the U.S. or Canada) or (913) 312-1272 (outside the U.S. and Canada), using confirmation code: 8734041. A simultaneous Webcast of the conference call will be available on Quest Software’s Website in the Investors – IR Events section at www.quest.com. A Webcast replay will be available on the same Website through October 8, 2009. An audio replay of the conference call will also be available through October 15, 2008, by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 8734041.

About Quest Software, Inc.

Quest Software, Inc., a leading enterprise systems management vendor, delivers innovative products that help organizations get more performance and productivity from their applications, databases, Windows infrastructure and virtual environments. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 90,000 customers worldwide meet higher expectations for enterprise IT. Quest provides customers with client management as well as server and desktop virtualization solutions through its subsidiaries, ScriptLogic and Vizioncore. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest, Quest Software and the Quest logo are trademarks or registered trademarks of Quest Software in the United States and certain other countries. Other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This press release and the matters to be discussed on the related conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to Quest’s intent to commence the tender offer or other repurchase program, the anticipated terms of the offer or program, the rationale for and potential benefits of the offer or program, Mr. Smith’s intention to tender shares in the offer and the availability of financing for a portion of the offer or program. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including the risk that changes in economic circumstances, business conditions and Quest’s stock price may make the tender offer or repurchase program no longer advisable on the terms described herein, if at all; the risk that conditions in the credit market may adversely affect Quest’s ability to obtain the desired financing for a portion of the offer or program; and risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2007, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Tender Offer Statement

This press release and the related conference call are neither an offer to purchase nor a solicitation of an offer to sell shares of Quest. Quest stockholders are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Quest will file tender offer materials with the SEC, including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents. The tender offer materials will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents will be made available to all Quest stockholders at no expense to them. The tender offer materials will be available for free at the SEC’s website at http://www.sec.gov. In addition, Quest stockholders will be able to obtain a free copy of these documents from the information agent for the tender offer, who will be identified in the tender offer documents.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, Quest files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Quest at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Quest’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.